Exhibit 99.1

The First Bancshares, Inc. Reports Results for Fourth Quarter Ended December 31, 2020; Increases Quarterly Dividend 8%

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 26, 2021--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders for the quarter ended December 31, 2020.

Highlights for the Quarter:

  Net income available to common shareholders totaled $15.3 million for the quarter ended December 31, 2020, representing an increase of $3.4 million, or 28.7%, compared to $11.9 million for the quarter ended September 30, 2020.
  Net income available to common shareholders totaled $15.3 million for the quarter ended December 31, 2020, an increase of $3.5 million, or 29.4%, compared to $11.9 million for the quarter ended December 31, 2019.
  Operating earnings (non-GAAP), which excludes acquisition charges, treasury awards, gain from bargain purchase of Southwest Georgia Financial Corporation (“SGB”), totaled $13.8 million for the quarter ended December 31, 2020, representing an increase of 14.4% as compared to $12.1 million for the third quarter of 2020. Operating earnings (non-GAAP) for the fourth quarter of 2020 reflect $1.8 million in fees associated with the Paycheck Protection Program (“PPP”) loans. In sequential quarter comparison, net interest income includes $0.6 million in additional interest expense related to the subordinated debt issued in September 2020. Salaries and employee benefits include $0.7 million related to unused vacation paid out to employees and early vesting of restricted stock grants for the Company’s directors.
  Operating earnings (non-GAAP), which excludes acquisition charges, treasury awards, gain from bargain purchase of SGB, increased 5.1% to $13.8 million for the quarter ended December 31, 2020 as compared to $13.2 million for the fourth quarter of 2019.
  Provision for loan losses totaled $3.5 million for the quarter as compared to $6.9 million for the sequential quarter comparison and $0.9 million for the fourth quarter of 2019.
  During the quarter, the Company resumed the share buyback program and purchased 289,302 shares of stock.

Highlights for the Year:

  In year-over-year comparison, net income available to common shareholders increased $8.8 million, or 20.0%, from $43.7 million for the year ended December 31, 2019 to $52.5 million for the year ended December 31, 2020.
  Excluding the bargain purchase and sale of land gains of $8.3 million, net of tax, and the increased provision expense of $16.5 million, net of tax, net income available to common shareholders increased $17.0 million in year-over-year comparison.
  Provision for loan losses totaled $25.2 million for the year ended December 31, 2020 as compared to $3.7 million for the year ended December 31, 2019, an increase of $21.4 million or 572.8%.
  As of December 31, 2020, total COVID related modifications were $82.0 million, representing 2.6% of the loan portfolio and down from a peak of $676 million or 21% of the loan portfolio. For additional details related to our response and potential effects of COVID-19, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the company’s website: www.thefirstbank.com.
  During the first quarter of 2020, the Company elected to delay the adoption of the Current Expected Credit Losses (“CECL”) afforded through the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Company currently anticipates CECL adoption to occur as of January 1, 2021.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We are extremely proud of the way our team responded to the uncertainty and challenges in 2020. Their commitment to serving our clients, their ability to improvise and be nimble, showed in the performance of our Company. In a year with a multitude of headwinds that negatively impacted our industry, we continued to grow our asset base, increase our earnings and improve the overall capitalization of the Company. We believe that we are well positioned to take advantage of new growth opportunities as our economy continues to heal from the effects of the pandemic.”

Quarterly Earnings

Net income available to common shareholders totaled $15.3 million for the quarter ended December 31, 2020, an increase of $3.4 million, or 28.7%, compared to $11.9 million for the quarter ended September 30, 2020. The Company recorded an additional $0.8 million bargain purchase gain due to a measurement period adjustment related to the tax impact of the CARES Act on the acquisition of SGB as well as income in the form of a financial assistance grant from the U. S. Department of Treasury of $0.7 million, net of tax during the quarter ended December 31, 2020. In sequential quarter comparison, net interest income includes $0.6 million in additional interest expense related to the subordinated debt issued in September 2020. During the fourth quarter of 2020, the Company recorded additional expense related to unused vacation paid out to employees as well as expense related to the early vesting of restricted stock grants to the Company’s directors in the amount of $0.7 million.

Net income available to common shareholders totaled $15.3 million for the quarter ended December 31, 2020, an increase of $3.5 million, or 29.4%, compared to $11.9 million for the quarter ended December 31, 2019.

Operating earnings (non-GAAP), which exclude acquisition charges, treasury awards, and gains, increased 5.1% to $13.8 million for the quarter ended December 31, 2020 as compared to $13.2 million for the fourth quarter of 2019 and increased 14.4% to $13.8 million for the quarter ended December 31, 2020 as compared to $12.1 million for the third quarter of 2020.

Provision for loan losses totaled $3.5 million for the quarter ended December 31, 2020, an increase of $2.7 million, or 314.5% as compared to $0.9 million for the fourth quarter of 2019 and a decrease of $3.4 million, or 49.1% as compared to $6.9 million for the third quarter of 2020.

Earnings Per Share

For the fourth quarter of 2020, fully diluted earnings per share were $0.72, compared to $0.64 for the fourth quarter of 2019. The additional provision for loan losses expense of $2.7 million, or $2.1 million net of tax, for the quarter ended December 31, 2020, which is primarily attributable to the COVID-19 pandemic, represents a decrease of $0.09 in fully diluted earnings per share.

For the fourth quarter of 2020, fully diluted earnings per share were $0.72, compared to $0.55 for the third quarter of 2020. The bargain purchase and sale of land gains along with the financial assistance grant recognized during the quarter ended December 31, 2020 accounted for an increase of $0.08 in fully diluted earnings per share.

Fully diluted earnings per share for the quarter ended December 31, 2020 include the purchase by the Company of 289,302 shares during the fourth quarter of 2020, issuance of 2,546,967 shares of our common stock during the second quarter of 2020 in association with the acquisition of SGB and the issuance of 1,682,889 shares of our common stock during the fourth quarter of 2019 in association with the acquisition of First Florida Bancorp, Inc. (“FFB”). Fully diluted earnings per share for all quarters of 2020 include the purchase by the Company of 168,188 shares throughout the calendar year of 2019.

Fully diluted earnings per share for the quarter ended December 31, 2019 include the issuance of 2,377,501 shares of our common stock during the first quarter of 2019 in association with the acquisition of FPB Financial Corp (“FPB”) and include the issuance of 1,682,889 shares of our common stock during the fourth quarter of 2019 in association with the acquisition of FFB.

Balance Sheet

Consolidated assets decreased $11.4 million to $5.153 billion at December 31, 2020 from $5.164 billion at September 30, 2020. PPP loans at December 31, 2020 were $239.6 million, down $20.6 million from September 30, 2020.

Total average loans were $3.154 billion for the quarter ended December 31, 2020, as compared to $3.166 billion for the quarter ended September 30, 2020, and $2.513 billion for the quarter ended December 31, 2019, representing a decrease of $12.1 million, or 0.4%, for the sequential quarter comparison, and an increase of $641.0 million, or 25.5%, in prior year quarterly comparison. The acquisitions of FFB and SGB accounted for $468.6 million, net of fair value marks, of the total increase in average loans as compared to the fourth quarter of 2019.

Average loans decreased $12.1 million, or 0.4% for the sequential quarter comparison. Excluding the acquired loans and PPP loans, average loans decreased $79.7 million, or 3.2% as compared to the quarter ended December 31, 2019.

Total average deposits were $4.195 billion for the quarter ended December 31, 2020, as compared to $4.212 billion for the quarter ended September 30, 2020, and $2.964 billion for the quarter ended December 31, 2019, representing a decrease of $16.9 million, or 0.4%, for the sequential quarter comparison, and an increase of $1.232 billion, or 41.6%, in prior year quarterly comparison. The acquisitions of FFB and SGB accounted for $663.6 million of the total increase in average deposits as compared to the fourth quarter of 2019.

Average deposits decreased $16.9 million, or 0.4% for the sequential quarter comparison. Excluding the acquired deposits, average deposits increased $568.3 million, or 19.2% as compared to the quarter ended December 31, 2019.

The Company implemented Deposit Reclassification at the beginning of 2020. This program reclassifies noninterest bearing deposits and NOW deposit balances to money market accounts. This program reduces our reserve balance required at the Federal Reserve Bank of Atlanta which provides additional funds for liquidity and lending. At quarter end December 31, 2020, $614.9 million in noninterest deposit balances and $683.2 million in NOW deposit accounts were reclassified as money market accounts.

Asset Quality

Nonperforming assets totaled $42.3 million at December 31, 2020, a decrease of $2.6 million compared to $44.9 million at September 30, 2020 and a decrease of $6.1 million compared to $48.4 million at December 31, 2019. Nonaccrual loans decreased $3.5 million as compared to September 30, 2020 and decreased $4.6 million as compared to December 31, 2019. Other real estate increased $0.6 million as compared to September 30, 2020 and decreased $1.5 million as compared to December 31, 2019.

The ratio of the allowance for loan and leases losses (ALLL) to total loans was 1.15% at December 31, 2020, 1.09% at September 30, 2020 and 0.53% at December 31, 2019. The ratio of annualized net charge-offs (recoveries) to total loans was 0.25% for the quarter ended December 31, 2020 compared to 0.09% for the quarter ended September 30, 2020 and (0.002%) for the quarter ended December 31, 2019.

Fourth Quarter 2020 vs. Fourth Quarter 2019 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2020 totaled $15.3 million compared to $11.9 million for the fourth quarter of 2019, an increase of $3.5 million or 29.4%. In comparing the quarters, the increase in net income available to common shareholders was partially offset by an increased provision for loan losses in the amount of $3.5 million for the fourth quarter of 2020 as compared to $0.9 million for the fourth quarter of 2019.

Net interest income for the fourth quarter of 2020 was $39.5 million, an increase of $6.0 million when compared to the fourth quarter of 2019. The increase was due to interest income earned on a higher volume of loans. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $40.1 million and $33.8 million for the fourth quarter of 2020 and 2019, respectively. FTE net interest income (non-GAAP) increased $6.3 million in the prior year quarterly comparison mainly due to increased loan volume. Purchase accounting adjustments decreased $0.3 million for the fourth quarter comparisons. Fourth quarter 2020 FTE net interest margin of 3.51% which included 16 basis points related to purchase accounting adjustments compared to 4.06% for the same quarter in 2019, which included 26 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin decreased 45 basis points in prior year quarterly comparison.

Non-interest income increased $3.4 million for the fourth quarter of 2020 as compared to the fourth quarter of 2019. Mortgage income increased $1.6 million in prior year quarterly comparison. The Company recorded a $0.8 million bargain purchase gain on the acquisition of SGB during the quarter ended December 31, 2020.

Fourth quarter 2020 non-interest expense was $27.9 million, an increase of $2.9 million, or 11.8% as compared to the fourth quarter of 2019. Excluding the net decrease in acquisition charges of $2.3 million for the quarterly comparison, non-interest expense increased $5.2 million in the fourth quarter of 2020, of which $2.4 million was attributable to the operations of FFB and SGB, as compared to fourth quarter of 2019.

Investment securities totaled $1.050 billion, or 20.4% of total assets at December 31, 2020, versus $791.8 million, or 20.1% of total assets at December 31, 2019. The average balance of investment securities increased $276.1 million in prior year quarterly comparison, primarily as a result of the acquisition of SGB. The average tax equivalent yield on investment securities decreased 61 basis points to 2.45% from 3.06% in prior year quarterly comparison. The investment portfolio had a net unrealized gain of $34.6 million at December 31, 2020 as compared to a net unrealized gain of $13.5 million at December 31, 2019.

The FTE average yield on all earning assets (non-GAAP) decreased 86 basis points in prior year quarterly comparison, from 4.90% for the fourth quarter of 2019 to 4.04% for the fourth quarter of 2020. Average interest expense decreased 53 basis points from 1.11% for the fourth quarter of 2019 to 0.58% for the fourth quarter of 2020. Cost of all deposits averaged 39 basis points for the fourth quarter of 2020 compared to 73 basis points for the fourth quarter of 2019.

Fourth Quarter 2020 vs Third Quarter 2020 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2020 increased $3.4 million to $15.3 million compared to $11.9 million for the third quarter of 2020. During the fourth quarter of 2020, the Company recorded a bargain purchase gain in the amount of $0.8 million, net of tax and received a financial assistance grant from the U. S. Department of Treasury of $0.7 million, net of tax.

Net interest income for the fourth quarter of 2020 was $39.5 million as compared to $40.0 million for the third quarter of 2020, a decrease of $0.5 million. FTE net interest income (non-GAAP) decreased $0.5 million to $40.1 million from $40.6 million in sequential-quarter comparison. Fourth quarter 2020 FTE net interest margin (non-GAAP) of 3.51% included 16 basis points related to purchase accounting adjustments compared to 3.58% for the third quarter in 2020, which included 17 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 6 basis point in sequential quarter comparison.

Investment securities totaled $1.050 billion, or 20.4% of total assets at December 31, 2020, versus $984.9 million, or 19.1% of total assets at September 30, 2020. The average balance of investment securities increased $63.1 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 3 basis points to 2.45% from 2.48% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $34.6 million at December 31, 2020 as compared to a net unrealized gain of $33.2 million at September 30, 2020.

The FTE average yield on all earning assets decreased in sequential-quarter comparison from 4.14% to 4.04%. Average interest expense decreased 3 basis points from 0.61% for the third quarter of 2020 to 0.58% for the fourth quarter of 2020. Cost of all deposits averaged 39 basis points for the fourth quarter of 2020 compared to 47 basis points for the third quarter of 2020.

Excluding the treasury awards and bargain purchase gain, non-interest income increased $0.4 million in sequential-quarter comparison resulting from increased mortgage income in the amount of $0.3 million.

Non-interest expense for the fourth quarter of 2020 was $27.9 million compared to $26.9 million for the third quarter of 2020. Excluding acquisition charges, non-interest expense increased $1.2 million. During the fourth quarter of 2020, the Company recorded additional expense related to unused vacation paid out to employees as well as expense related to the early vesting of restricted stock grants to the Company’s directors in the amount of $0.7 million.

Year-to-Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $8.8 million, or 20.0%, from $43.7 million for the year ended December 31, 2019 to $52.5 million for the year ended December 31, 2020. Excluding the bargain purchase and sale of land gains of $8.3 million, net of tax, and the increased provision expense of $16.5 million, net of tax, net income available to common shareholders increased $17.0 million in year-over-year comparison.

Net interest income increased $30.9 million in year-over-year comparison, primarily due to interest income earned on a higher volume of loans and securities.

Non-interest income increased $6.5 million in year-over-year comparison excluding the awards and gains mentioned above. Mortgage income increased $4.5 million and interchange fee income increased $1.4 million in the year-over-year comparison.

Non-interest expense was $106.3 million for the year ended December 31, 2020, an increase of $17.8 million as compared to the same period ended December 31, 2019. $12.3 million of the increase is related to the operations of FFB and SGB.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.13 per share to be paid on its common stock on February 25, 2021 to shareholders of record as of the close of business on February 10, 2021.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating efficiency ratio, pre-tax, pre-provision operating earnings, operating earnings per share, diluted operating earnings per common share, fully tax equivalent net interest income, fully tax equivalent net interest margin, core net interest margin, average tax equivalent yield on investment securities, fully tax equivalent average yield on all earning assets, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (5) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (10) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (12) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Statements about the potential effects of the COVID-19 pandemic on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/20	Quarter Ended 9/30/20	Quarter Ended 6/30/20	Quarter Ended 3/31/20	Quarter Ended 12/31/19
Total Interest Income	$ 45,613	$ 46,337	$ 45,799	$ 41,598	$ 40,444
Total Interest Expense	6,147	6,365	6,619	7,533	7,000
Net Interest Income	39,466	39,972	39,180	34,065	33,444
FTE net interest income*	40,119	40,608	39,772	34,526	33,847
Provision for loan losses	3,523	6,921	7,606	7,102	850
Non-interest income	10,928	8,794	15,680	6,474	7,574
Non-interest expense	27,897	26,935	28,070	23,439	24,960
Earnings before income taxes	18,974	14,910	19,184	9,998	15,208
Income tax expense	3,639	2,993	2,241	1,687	3,353
Net income available to common shareholders	$ 15,335	$ 11,917	$ 16,943	$ 8,311	$ 11,855

PER COMMON SHARE DATA
Basic earnings per share	$ 0.72	$ 0.56	$ 0.79	$ 0.44	$ 0.65
Diluted earnings per share	0.72	0.55	0.79	0.44	0.64
Diluted earnings per share, operating*	0.65	0.56	0.52	0.47	0.72
Quarterly dividends per share	.12	.10	.10	.10	.08
Book value per common share at end of period	30.54	29.82	29.34	29.49	28.91
Tangible book value per common share at period end*	21.65	20.93	20.40	19.52	18.87
Market price at end of period	30.88	20.97	22.50	19.07	35.52
Shares outstanding at period end	21,115,009	21,408,017	21,395,258	18,851,955	18,802,266
Weighted average shares outstanding:
Basic	21,308,838	21,405,309	21,341,913	18,818,115	18,241,244
Diluted	21,421,367	21,544,040	21,437,180	18,942,129	18,398,609

AVERAGE BALANCE SHEET DATA
Total assets	$5,136,136	$5,085,340	$4,913,620	$3,990,493	$3,767,587
Loans and leases	3,153,543	3,165,653	3,156,524	2,602,340	2,512,524
Total deposits	4,195,492	4,212,410	4,069,239	3,186,943	2,963,603
Total common equity	640,828	632,527	607,127	547,309	518,070
Total tangible common equity*	451,011	441,635	423,966	358,889	346,742

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.19%	0.94%	1.38%	0.83%	1.26%
Annualized return on avg assets, operating*	1.08%	0.95%	0.91%	0.89%	1.40%
Annualized pre-tax, pre-provision, operating*	1.62%	1.74%	1.75%	1.79%	1.87%
Annualized return on avg common equity, operating*	8.63%	7.65%	7.40%	6.50%	10.16%
Annualized return on avg tangible common equity, oper*	12.27%	10.95%	10.60%	9.91%	15.18%
Average loans to average deposits	75.17%	75.15%	77.57%	81.66%	84.78%
FTE Net Interest Margin*	3.51%	3.58%	3.63%	3.93%	4.06%
Efficiency Ratio	54.65%	54.52%	50.62%	57.17%	60.26%
Efficiency Ratio, operating*	56.54%	54.04%	53.91%	55.36%	55.67%
*See reconciliation of Non-GAAP financial measures

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	1.15%	1.09%	0.88%	0.80%	0.53%
Nonperforming assets to tangible equity + ALLL	8.57%	9.31%	9.84%	12.12%	13.13%
Nonperforming assets to total loans + OREO	1.35%	1.42%	1.44%	1.81%	1.86%
Annualized QTD net charge-offs (recoveries) to total loans	0.25%	0.09%	0.04%	0.03%	(0.002%)

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Assets
Cash and cash equivalents	$ 562,554	$ 603,736	$ 539,125	$ 286,759	$ 168,864
Securities available-for-sale	1,022,182	957,458	927,205	762,977	765,087
Securities held-to-maturity	-	-	-	-	-
Other investments	27,475	27,461	26,059	25,911	26.690
Total investment securities	1,049,657	984,919	953,264	788,888	791,777
Loans held for sale	21,432	22,482	18,632	13,288	10,810
Total loans	3,123,678	3,155,932	3,171,535	2,602,288	2,600,358
Allowance for loan losses	(35,820)	(34,256)	(28,064)	(20,804)	(13,908)
Loans, net	3,087,858	3,121,676	3,143,471	2,581,484	2,586,450
Premises and equipment	123,450	124,875	125,053	108,013	104,980
Other Real Estate Owned	5,802	5,202	5,471	6,974	7,299
Goodwill and other intangibles	187,700	190,380	191,431	187,927	188,865
Other assets	114,307	110,889	108,458	88,468	82,818
Total assets	$5,152,760	$5,164,159	$5,084,905	$4,061,801	$3,941,863

Liabilities and Shareholders’ Equity
Non-interest bearing deposits^	$ 571,079	$ 482,236	$ 486,039	$ 340,606	$ 723,208
Interest-bearing deposits	3,644,201	3,746,978	3,730,851	2,937,188	2,353,325
Total deposits	4,215,280	4,229,214	4,216,890	3,277,794	3,076,533
Borrowings	114,647	115,827	116,005	116,180	214,319
Subordinated debentures	144,592	144,709	80,756	80,717	80,678
Other liabilities	33,426	36,040	43,459	31,184	26,675
Total liabilities	4,507,945	4,525,790	4,457,110	3,505,875	3,398,205
Total shareholders’ equity	644,815	638,369	627,795	555,926	543,658
Total liabilities and shareholders’ equity	$5,152,760	$5,164,159	$5,084,905	$4,061,801	$3,941,863
^Reclassified $614,900 to interest-bearing deposits for Dec 31, 2020

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Interest Income:
Loans, including fees	$ 38,472	$ 39,344	$ 39,184	$ 34,290	$ 33,556
Investment securities	5,606	5,309	5,187	5,304	5,298
Accretion of purchase accounting adjustments	1,494	1,655	1,409	1,715	1,553
Other interest income	41	29	19	289	37
Total interest income	45,613	46,337	45,799	41,598	40,444
Interest Expense:
Deposits	4,262	5,110	5,967	6,034	5,489
Borrowings	260	265	224	917	771
Subordinated debentures	1,823	1,188	1,176	1,203	1,213
Accretion of purchase accounting adjustments	(198)	(198)	(748)	(621)	(473)
Total interest expense	6,147	6,365	6,619	7,533	7,000
Net interest income	39,466	39,972	39,180	34,065	33,444
Provision for loan losses	3,523	6,921	7,606	7,102	850
Net interest income after provision for loan losses	35,943	33,051	31,574	26,963	32,594

Non-interest Income:
Service charges on deposit accounts	1,925	1,780	1,597	1,914	2,110
Mortgage Income	3,270	2,961	2,646	1,567	1,720
Interchange Fee Income	2,562	2,491	2,395	1,986	2,075
Gain (loss) on securities, net	3	32	73	174	(9)
Financial Assistance Award/Bank Enterprise Award	968	-	-	-	714
Bargain Purchase Gain and Gain on Sale of Land	812	-	7,643	-	-
Other charges and fees	1,388	1,530	1,326	833	964
Total non-interest income	10,928	8,794	15,680	6,474	7,574

Non-interest expense:
Salaries and employee benefits	16,642	15,494	15,866	13,228	13,092
Occupancy expense	3,890	3,826	3,200	2,918	3,190
FDIC/OCC premiums	520	447	237	147	147
Marketing	71	24	25	213	248
Amortization of core deposit intangibles	1,052	1,052	1,052	938	907
Other professional services	764	990	984	874	951
Acquisition charges	41	238	2,295	740	2,300
Other non-interest expense	4,917	4,864	4,411	4,381	4,125
Total Non-interest expense	27,897	26,935	28,070	23,439	24,960
Earnings before income taxes	18,974	14,910	19,184	9,998	15,208
Income tax expense	3,639	2,993	2,241	1,687	3,353
Net income available to common shareholders	$ 15,335	$ 11,917	$ 16,943	$ 8,311	$ 11,855

Diluted earnings per common share	$ 0.72	$ 0.55	$ 0.79	$ 0.44	$ 0.64
Diluted earnings per common share, operating*	$ 0.65	$ 0.56	$ 0.52	$ 0.47	$ 0.72
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2020	2019
Interest Income:
Loans, including fees	$ 151,290	$ 123,316
Investment securities	21,406	19,406
Accretion of purchase accounting adjustments	6,273	5,541
Other interest income	379	266
Total interest income	179,348	148,529
Interest Expense:
Deposits	21,373	20,297
Borrowings	1,666	2,056
Subordinated debentures	5,390	4,904
Amortization of purchase accounting adjustments	(1,765)	(534)
Total interest expense	26,664	26,723
Net interest income	152,684	121,806
Provision for loan losses	25,151	3,738
Net interest income after provision for loan losses	127,533	118,068

Non-interest Income:
Service charges on deposit accounts	7,216	7,838
Mortgage Income	10,446	5,988
Interchange Fee Income	9,433	8,024
Gain (loss) on securities, net	281	122
Financial Assistance Award/Bank Enterprise Award	968	947
Bargain Purchase Gain and Gain on Sale of Land	8,455	-
Other charges and fees	5,077	4,028
Total non-interest income	41,876	26,947

Non-interest expense:
Salaries and employee benefits	61,230	47,016
Occupancy expense	13,833	10,796
FDIC/OCC premiums	1,351	632
Marketing	333	645
Amortization of core deposit intangibles	4,093	3,215
Other professional services	3,613	3,956
Acquisition charges	3,315	6,275
Other non-interest expense	18,573	16,034
Total Non-interest expense	106,341	88,569
Earnings before income taxes	63,068	56,446
Income tax expense	10,563	12,701
Net income available to common shareholders	$ 52,505	$ 43,745

Diluted earnings per common share	$ 2.52	$ 2.55
Diluted earnings per common share, operating*	$ 2.21	$ 2.79
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Dec 31, 2020	Percent of Total	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Percent of Total
Commercial, financial and agricultural	$ 561,342	17.8%	$ 576,812	$ 629,497	$ 327,979	$ 332,600	12.7%
Real estate – construction	301,283	9.6%	330,070	337,337	334,707	359,195	13.8%
Real estate – commercial	1,214,602	38.6%	1,191,514	1,163,897	1,048,854	1,028,012	39.4%
Real estate – residential	987,313	31.4%	999,381	978,372	828,378	814,282	31.2%
Lease Financing Receivable	2,733	0.1%	2,478	2,811	3,526	3,095	0.1%
Obligations of States & subdivisions	15,369	0.5%	13,345	17,010	18,218	20,716	0.8%
Consumer	41,036	1.3%	42,332	42,611	40,626	42,458	1.6%
Loans held for sale	21,432	0.7%	22,482	18,632	13,288	10,810	0.4%
Total loans	$3,145,110	100%	$3,178,414	$3,190,167	$2,615,576	$2,611,168	100%

COMPOSITION OF DEPOSITS	Dec 31, 2020	Percent of Total	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Percent of Total
Noninterest bearing^	$ 571,079	13.5%	$482,236	$486,039	$340,606	$723,208	23.5%
NOW and other^	664,626	15.8%	658,453	601,195	478,526	941,598	30.6%
Money Market/Savings^	2,398,526	56.9%	2,456,504	2,451,991	1,826,973	750,010	24.4%
Time Deposits of less than $250,000	439,101	10.4%	473,265	499,406	462,808	479,386	15.6%
Time Deposits of $250,000 or more	141,948	3.4%	158,756	178,259	168,881	182,331	5.9%
Total Deposits	$4,215,280	100%	$4,229,214	$4,216,890	$3,277,794	$3,076,533	100%

Deposits Without Reclassification^	Dec 31, 2020	Percent of Total	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Noninterest bearing	$1,185,980	28.1%	$1,195,042	$1,189,766	$ 749,939
Now and other	1,347,778	32.0%	1,335,798	1,347,324	1,122,027
Money Market/Savings	1,100,473	26.1%	1,066,353	1,002,135	774,139
Time Deposits of less than $250,000	439,101	10.4%	473,265	499,406	462,808
Time Deposits of $250,000 or more	141,948	3.4%	158,756	178,259	168,881
Total Deposits	$4,215,280	100%	$4,229,214	$4,216,890	$3,277,794

ASSET QUALITY DATA	Dec 31, 2020		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Nonaccrual loans	$ 33,774		$ 37,300	$ 39,201	$ 37,751	$ 38,393
Loans past due 90 days and over	2,692		2,396	1,009	2,393	2,715
Total nonperforming loans	36,466		39,696	40,210	40,144	41,108
Other real estate owned	5,802		5,202	5,471	6,974	7,299
Nonaccrual securities	-		-	-	-	-
Total nonperforming assets	$ 42,268		$44,898	$45,681	$47,118	$ 48,407

Nonperforming assets to total assets	0.82%		0.87%	0.90%	1.16%	1.23%
Nonperforming assets to total loans + OREO	1.35%		1.42%	1.44%	1.81%	1.86%
ALLL to nonperforming loans	98.23%		86.30%	69.79%	51.82%	33.83%
ALLL to total loans	1.15%		1.09%	0.88%	0.80%	0.53%

Qtr-to-date net charge-offs (recoveries)	$ 1,959		$ 729	$ 346	$ 205	$ (15)
Annualized QTD net chg-offs (recs) to loans	0.25%		0.09%	0.04%	0.03%	(0.002%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020			December 31, 2019
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 659,243	$ 3,678	2.23%	$ 616,168	$ 3,432	2.23%	$ 605,626	$ 3,439	2.27%	$ 560,613	$ 3,944	2.81%	$ 556,004	$ 4,108	2.96%
Tax-exempt
securities	361,529	2,581	2.86%	341,550	2,513	2.94%	300,922	2,340	3.11%	224,212	1,821	3.25%	188,709	1,593	3.38%
Total investment
securities	1,020,772	6,259	2.45%	957,718	5,945	2.48%	906,548	5,779	2.55%	784,825	5,765	2.94%	744,713	5,701	3.06%
in other banks	404,069	41	0.04%	413,786	29	0.03%	321,559	19	0.02%	129,978	289	0.89%	80,612	37	0.18%
Loans	3,153,543	39,966	5.07%	3,165,653	40,999	5.18%	3,156,524	40,593	5.14%	2,602,340	36,005	5.53%	2,512,524	35,109	5.59%
Total Interest
earning assets	4,578,384	46,266	4.04%	4,537,157	46,973	4.14%	4,384,631	46,391	4.23%	3,517,143	42,059	4.78%	3,337,849	40,847	4.90%
Other assets	557,752			548,183			528,989			473,350			429,738
Total assets	$ 5,136,136			$ 5,085,340			$ 4,913,620			$ 3,990,493			$ 3,767,587

Interest-bearing
liabilities:
Deposits	$ 3,971,379	$ 4,064	0.41%	$ 3,960,054	$ 4,912	0.50%	$ 3,746,535	$ 5,219	0.56%	$ 3,042,529	$ 5,413	0.71%	$ 2,263,299	$ 5,016	0.89%
Borrowed Funds	115,430	260	0.90%	115,935	265	0.91%	116,270	224	0.77%	145,267	917	2.53%	174,475	771	1.77%
Subordinated
debentures	144,676	1,823	5.04%	81,470	1,188	5.83%	80,736	1,176	5.83%	80,697	1,203	5.96%	80,658	1,213	6.02%
Total interest
bearing liabilities	4,231,485	6,147	0.58%	4,157,459	6,365	0.61%	3,943,541	6,619	0.67%	3,268,493	7,533	0.92%	2,518,432	7,000	1.11%
Other liabilities	263,823			295,354			362,952			174,691			731,085
Shareholders' equity	640,828			632,527			607,127			547,309			518,070
Total liabilities and
shareholders'
equity	$ 5,136,136			$ 5,085,340			$ 4,913,620			$ 3,990,493			$ 3,767,587

Net interest
income (FTE)*		$ 40,119	3.46%		$ 40,608	3.53%		$ 39,772	3.56%		$ 34,526	3.86%		$ 33,847	3.78%

Net interest margin (FTE)*			3.51%			3.58%			3.63%			3.93%			4.06%

Core net interest
margin*			3.35%			3.41%			3.42%			3.65%			3.80%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Book value per common share	$ 30.54	$ 29.82	$ 29.34	$ 29.49	$ 28.91
Effect of intangible assets per share	8.89	8.89	8.94	9.97	10.04
Tangible book value per common share	$ 21.65	$ 20.93	$ 20.40	$ 19.52	$ 18.87

Diluted earnings per share	$ 0.72	$ 0.55	$ 0.79	$ 0.44	$ 0.64
Effect of acquisition charges	0.01	0.01	0.11	0.04	0.14
Tax on acquisition charges	-	-	(0.03)	(0.01)	(0.03)
Effect of bargain purchase gain and gain on sale of land	(0.04)	-	(0.36)	-	-
Tax on gain on sale of land	-	-	0.01	-	-
Effect of Treasury awards	(0.05)	-	-	-	(0.04)
Tax on Treasury awards	0.01	-	-	-	0.01
Diluted earnings per share, operating	$ 0.65	$ 0.56	$ 0.52	$ 0.47	$ 0.72

	Year to Date
	2020	2019
Diluted earnings per share	$ 2.52	$ 2.55
Effect of acquisition charges	0.16	0.37
Tax on acquisition charges	(0.03)	(0.08)
Effect of bargain purchase gain and gain on sale of land	(0.42)	-
Tax on gain on sale of land	.01	-
Effect of Treasury awards	(0.04)	(0.06)
Tax on Treasury awards	0.01	0.01
Diluted earnings per share, operating	$ 2.21	$ 2.79

	Year to Date
	2020	2019
Net income available to common shareholders	$ 52,505	$ 43,745
Acquisition charges	3,314	6,275
Tax on acquisition charges	(753)	(1,348)
Bargain purchase gain and gain on sale of land	(8,455)	-
Tax on gain on sale of land	157	-
Treasury awards	(968)	(947)
Tax on Treasury awards	245	240
Net earnings available to common shareholders, operating	$ 46,045	$ 47,965

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Total average assets	A	$5,136,136	$5,085,340	$4,913,620	$3,990,493	$3,767,587
Total average earning assets	B	4,578,384	$4,537,157	$4,384,631	$3,517,143	$3,337,849

Common Equity	C	$ 640,828	$ 632,527	$ 607,127	$ 547,309	$ 518,070
Less intangible assets		189,817	190,892	183,161	188,420	171,328
Total Tangible common equity	D	$ 451,011	$ 441,635	$ 423,966	$ 358,889	$ 346,742

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Net interest income	E	$ 39,466	$ 39,972	$ 39,180	$ 34,065	$ 33,444
Tax-exempt investment income		(1,928)	(1,877)	(1,748)	(1,360)	(1,190)
Taxable investment income		2,581	2,513	2,340	1,821	1,593
Net Interest Income Fully Tax Equivalent	F	$ 40,119	$ 40,608	$ 39,772	$ 34,526	$ 33,847

Annualized Net Interest Margin	E/B	3.45%	3.52%	3.57%	3.87%	4.01%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.51%	3.58%	3.63%	3.93%	4.06%

Total Interest Income, Fully Tax Equivalent
Total Interest Income		$ 45,613	$ 46,337	$ 45,799	$ 41,598	$ 40,444
Tax-exempt investment income		(1,928)	(1,877)	(1,748)	(1,360)	(1,190)
Taxable investment income		2,581	2,513	2,340	1,821	1,593
Total Interest Income, Fully Tax Equivalent	G	$ 46,266	$ 46,973	$ 46,391	$ 42,059	$ 40,847

Yield on Average Earning Assets, Fully Tax Equivalent	G/B	4.04%	4.14%	4.23%	4.78%	4.90%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities		$ 5,606	$ 5,309	$ 5,187	$ 5,304	$ 5,298
Tax-exempt investment income		(1,928)	(1,877)	(1,748)	(1,360)	(1,190)
Taxable investment Income		2,581	2,513	2,340	1,821	1,593
Interest Income Investment Securities, Fully Tax Equivalent	H	$ 6,259	$ 5,945	$ 5,779	$ 5,765	$ 5,701

Average Investment Securities	I	$ 1,020,772	$ 957,718	$ 906,548	$ 784,825	$ 744,713

Yield on Investment Securities, Fully Tax Equivalent	H/I	2.45%	2.48%	2.55%	2.94%	3.06%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Net interest income (FTE)		$ 40,119	$ 40,608	$ 39,772	$ 34,526	$ 33,847
Less purchase accounting adjustments		1,692	1,853	2,157	2,336	2,026
Net interest income, net of purchase accounting adj	J	$ 38,427	$ 38,755	$ 37,615	$ 32,190	$ 31,821

Total average earning assets		$4,578,384	$4,537,157	$4,384,631	$3,517,143	$3,337,849
Add average balance of loan valuation discount		9,808	11,501	10,651	12,237	12.252
Avg earning assets, excluding loan valuation discount	K	$4,588,192	$4,548,658	$4,395,282	$3,529,380	$3,350,101

Core net interest margin	J/K	3.35%	3.41%	3.42%	3.65%	3.80%

		Three Months Ended
Efficiency Ratio		Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Operating Expense
Total non-interest expense		$ 27,897	$ 26,935	$ 28,070	$ 23,439	$ 24,960
Pre-tax non-operating expenses		(41)	(238)	(2,295)	(740)	(2,300)
Adjusted Operating Expense	L	$ 27,856	$ 26,697	$ 25,775	$ 22,699	$ 22,660

Operating Revenue
Net interest income, FTE		$ 40,119	$ 40,608	$ 39,772	$ 34,526	$ 33,847
Total non-interest income		10,928	8,794	15,680	6,474	7,574
Pre-tax non-operating items		(1,780)	-	(7,643)	-	(714)
Adjusted Operating Revenue	M	$ 49,267	$ 49,402	$ 47,809	$ 41,000	$ 40,707

Efficiency Ratio, operating	L/M	56.54%	54.04%	53.91%	55.36%	55.67%

		Three Months Ended
Return Ratios		Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019
Net income available to common shareholders	N	$ 15,335	$ 11,917	$ 16,943	$ 8,311	$ 11,855
Acquisition charges		41	238	2,295	740	2,300
Tax on acquisition charges		(10)	(61)	(518)	(164)	(461)
Bargain purchase gain and gain on sale of land		(812)	-	(7,643)	-	-
Tax on gain on sale of land		-	-	157	-	-
Treasury awards		(968)	-	-	-	(714)
Tax on Treasury awards		245	-	-	-	181
Net earnings available to common shareholders, operating	O	$ 13,831	$ 12,094	$ 11,234	$ 8,887	$ 13,161

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes	P	$ 18,974	$ 14,910	$ 19,184	$ 9,998	$ 15,208
Acquisition charges		41	238	2,295	740	2,300
Provision for loan losses		3,523	6,921	7,606	7,102	850
Treasury Awards and Gains		(1,780)	-	(7,643)	-	(714)
Pre-Tax, Pre-Provision Operating Earnings	Q	$ 20,758	$ 22,069	$ 21,442	$ 17,840	$ 17,644

Annualized return on avg assets N/A	N/A	1.19%	0.94%	1.38%	0.83%	1.26%
Annualized return on avg assets, oper	O/A	1.08%	0.95%	0.91%	0.89%	1.40%
Annualized pre-tax, pre-provision, oper	Q/A	1.62%	1.74%	1.75%	1.79%	1.87%
Annualized return on avg common equity, oper	O/C	8.63%	7.65%	7.40%	6.50%	10.16%
Annualized return on avg tangible common equity, operating	O/D	12.27%	10.95%	10.60%	9.91%	15.18%

Mortgage Department
Net Interest Income after provision for loan losses		$ 133	$ 142	$ 127	$ 119	$ 59
Loan fee income		3,270	2,961	2,646	1,567	1,720
Salaries and employee benefits		(1,329)	(1,444)	(1,246)	(1,077)	(975)
Other non-interest expense		(105)	(110)	(99)	(152)	(164)
Earnings before income taxes		$ 1,969	$ 1,549	$ 1,428	$ 457	$ 640

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998